EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Dyne Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 11th day of February, 2021.

MPM BIOVENTURES 2018, L.P.

By:	MPM BioVentures 2018 GP LLC,
its General Partner
By:	MPM BioVentures 2018 LLC,
Its Managing Member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

MPM BIOVENTURES 2018 (B), L.P.

By:	MPM BioVentures 2018 GP LLC,
its General Partner
By:	MPM BioVentures 2018 LLC,
Its Managing Member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

MPM ASSET MANAGEMENT INVESTORS BV2018 LLC

By:	MPM BioVentures 2018 LLC,
Its Manager

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title: Managing Director

MPM BIOVENTURES 2018 GP LLC

By:	MPM BioVentures 2018 LLC,
Its Managing Member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

MPM BIOVENTURES 2018 LLC

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

By:	/s/ Todd Foley
Name:	Todd Foley

By:	/s/ Luke Evnin
Name:	Luke Evnin

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke

By:	/s/ Edward Hurwitz
Name:	Edward Hurwitz